UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2012

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                               As discussed herein, Montpelier Re Holdings Ltd. (the “Company”) held its 2012 Annual General Meeting of Members (herein referred to as “Shareholders”) on May 18, 2012 (the “2012 Annual Meeting”).  At the 2012 Annual Meeting, Shareholders approved the Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan (the “2012 LTIP”).  The 2012 LTIP had been adopted by the Company’s Board of Directors (the “Board”) on February 29, 2012, subject to approval by Shareholders, and became effective at the conclusion of the 2012 Annual Meeting.

The purposes of the 2012 LTIP are to: (i) encourage selected employees, non-employee directors and consultants of the Company and its affiliates to acquire a proprietary interest in the Company’s growth and performance; (ii) generate an increased incentive to contribute to the Company’s future success; and (iii) enhance the ability of the Company and its affiliates to attract and retain qualified individuals.  The 2012 LTIP is intended to replace the Montpelier Re Holdings Ltd. 2007 Long-Term Incentive Plan (the “2007 LTIP”), which expired on May 23, 2011.  Any outstanding awards granted under the 2007 LTIP will remain in effect pursuant to their terms.

A description of the material terms of the 2012 LTIP is set forth in the Company’s definitive proxy statement for the 2012 Annual Meeting, which was filed with the Securities and Exchange Commission on Schedule 14A on March 26, 2012 (the “Proxy Statement”), in the section entitled “Proposal 3 — Adoption of the Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan”.  The 2012 LTIP is included in the Proxy Statement as Appendix B and is also attached hereto as Exhibit 10.1 and is incorporated herein by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting was held on May 18, 2012.  The following summarizes each of the 2012 Annual Meeting proposals and the voting results thereon:

I. Approval of a Twelve Member Board and Election of Directors

The Company’s Bye-laws provide for a classified Board, divided into three classes of approximately equal size.  At the 2012 Annual Meeting, Shareholders voted to fix the number of directors at twelve and elected four Class A directors and one Class C director, each of whom will serve until: (i) the Company’s 2015 Annual Meeting of Shareholders (in the case of the Class A directors) or the Company’s 2014 Annual Meeting of Shareholders (in the case of the Class C director); or (ii) his or her earlier resignation.  The table below details the voting results for this proposal.

Nominee	Votes For	Votes Against	Abstain	Non-Votes

John G. Bruton (Class A)	52,319,894	380,444	10,565	3,928,218

John D. Collins (Class A)	52,550,577	149,520	10,806	3,928,218

Candace L. Straight (Class A)	52,487,705	212,392	10,806	3,928,218

Anthony Taylor (Class A)	52,148,110	552,288	10,505	3,928,218

Michael R. Eisenson (Class C)	51,962,345	737,924	10,634	3,928,218

II. Election of Designated Company Directors of Montpelier Reinsurance Ltd. (“Montpelier Re”)

The Board of Directors of Montpelier Re is elected by the Company, which owns all of Montpelier Re’s outstanding common shares.  The Company must, pursuant to the provisions of Bye-law 85 of the Company’s Amended and Restated Bye-Laws, cast its vote in accordance with the results of a vote by Shareholders on the nominees for the Board of Directors of Montpelier Re.  At the 2012 Annual Meeting, Shareholders approved the three nominees as designated company directors to serve on the Board of Directors of Montpelier Re: (i) until the Company’s next Annual General Meeting of Shareholders; or (ii) his or her earlier resignation from the Board of Directors.  The table below details the voting results for this proposal.

Nominee	Votes For	Votes Against	Abstain	Non-Votes

Christopher L. Harris	52,591,554	108,934	10,415	3,928,218

Thomas G.S. Busher	52,590,348	108,034	12,521	3,928,218

Christopher T. Schaper	52,472,523	227,914	10,466	3,928,218

III. Adoption of the Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan

At the 2012 Annual Meeting, Shareholders approved the adoption of the 2012 LTIP.  The table below details the voting results for this proposal.

Votes For	Votes Against	Abstain	Non-Votes

44,825,562	5,370,857	2,514,484	3,928,218

IV. Appointment of Independent Auditor

At the 2012 Annual Meeting, Shareholders voted to approve the appointment of PricewaterhouseCoopers as the Company’s Independent Auditor for 2012, and have authorized the Board, acting by the Company’s Audit Committee, to set their remuneration.  The table below details the voting results for this proposal.

Votes For	Votes Against	Abstain	Non-Votes

55,837,791	782,928	18,402	—

V. An Advisory Vote to Approve Executive Compensation

At the 2012 Annual Meeting, Shareholders voted to adopt the following non-binding resolution to approve the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement in the section entitled “Executive Compensation”.

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The table below details the voting results for this proposal.

Votes For	Votes Against	Abstain	Non-Votes

49,502,687	691,402	2,516,814	3,928,218

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd. (Registrant)

May 18, 2012	By:	/s/ Jonathan B. Kim
Date	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan.